SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 8, 2004

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(814) 533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

7.01  Regulation FD Disclosure

Pursuant to the terms and conditions of the Purchase Agreement filed as Exhibit 99.1 to this Current Report, on October 8, 2004, Registrant has entered into definitive agreements with investors on a private placement of an aggregate of 2,795,000 shares of common stock to seven institutional investors at a price per share of $4.50.  In addition, pursuant to the Purchase Agreement, the investors are obligated to purchase an additional 2,936,533 shares at a per share price of $4.50 if: (i) shareholders of the registrant approve the issuance of these additional shares at a special meeting called for that purpose, which is expected to be held in December 2004, and (ii) the variable weighted average price of the registrant’s common stock for the twenty (20) trading days preceding the special meeting equals or exceeds $4.50.

The Registrant issued a press release on October 8, 2004, announcing the private placement. A copy of this press release is incorporated herein by reference and filed as Exhibit 99.1 to this Current Report.

9.01  Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued by the Company on October 8, 2004
99.2	Excerpts from the Private Placement Memorandum, dated September 21, 2004 and the Supplement No.1 to the Private Placement Memorandum, dated October 6, 2004
99.3	Form of Purchase Agreement dated as of October 8, 2004 by and between AmeriServ Financial, Inc. and certain Purchasers set forth on the signature page thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2004

AmeriServ Financial, Inc. (Registrant)

By:	/s/ Allan R. Dennison
Name:	Allan R. Dennison
Title:	President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on October 8, 2004.
99.2	Excerpts from the Private Placement Memorandum, dated September 21, 2004 and the Supplement No.1 to the Private Placement Memorandum, dated October 6, 2004
99.3	Form of Purchase Agreement dated as of October 8, 2004 by and between AmeriServ Financial, Inc. and certain Purchasers set forth on the signature page thereto.